EXHIBIT 16.1

April 25, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by CTD Holdings, Inc. (copy attached) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of CTD Holdings, Inc. dated April 25, 2011.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Baumann, Raymondo & Company, PA

Baumann, Raymondo & Company, PA

405 North Reo Street ● Suite 200 ● Tampa, FL  33609
(813) 288-8826 ● Fax:  (813) 288-8836 ● Email: cpatpa@brcpaweb.com ● Internet:  www.brcpaweb.com